EXHIBIT 5.1
November 14, 2007
ZipRealty, Inc.
2000 Powell Street, Suite 300
Emeryville, California 94608
Registration Statement on Form S-8
Ladies and Gentlemen:
     This opinion is furnished to ZipRealty, Inc. (the “Company”) in connection with the filing of a Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, an aggregate of 180,000 shares of the Company’s Common Stock (the “Shares”) reserved for issuance under (i) a stock option award agreement issued to Larry S. Bercovich and (ii) a stock option award agreement issued to Robert Yakominich (together, the “Option”).
     We have based our opinion upon our review of the relevant records, documents, instruments and certificates of the Company. In connection with this opinion, we have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the authenticity and conformity to the originals of all records, documents and instruments submitted to us as copies.
     This opinion is limited to the federal laws of the United States of America and the General Corporation Law of the State of Delaware. We disclaim any opinion as to any other statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction or any regional or local governmental body or as to any related judicial or administrative opinion
     Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, and assuming that (i) the Registration Statement becomes and remains effective during the period when the Shares are offered, issued and sold, (ii) the Shares to be sold are issued in accordance with the terms of the Option, (iii) the Company receives the full consideration for the Shares as stated in the Option, it is our opinion that the Shares covered by the Registration Statement, when issued and sold by the Company, after payment therefore in the manner provided in the Option and the Registration Statement, will be legally issued, fully paid and non-assessable
     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and in any amendment thereto.
Very Truly Yours,
/s/ Heller Ehrman LLP
Heller Ehrman LLP 333 Bush Street, San Francisco, CA 94104 www.hellerehrman.com
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